Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.
a Delaware Corporation
as of January 31, 2026

Subsidiary Name	Jurisdiction of Incorporation
ADSK Ireland Limited	Ireland
ADSK Norway AS	Norway
ADSK Norway Holdings AS	Norway
Autodesk (China) Software Research and Development Co., Ltd.	China
Autodesk (EMEA) Sárl	Switzerland
Autodesk AB	Sweden
Autodesk ApS	Denmark
Autodesk Asia Pte. Ltd.	Singapore
Autodesk Australia Pty. Ltd.	Australia
Autodesk Australia Holding Pty. Ltd.	Australia
Autodesk B.V.	Netherlands
Autodesk Canada Co.	Canada
Autodesk Colombia, S.A.S.	Colombia
AUTODESK d.o.o.	Croatia
Autodesk de Argentina S.A.	Argentina
Autodesk de Costa Rica, S.R.L.	Costa Rica
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development S.á.r.l.	Switzerland
Autodesk Direct Limited	United Kingdom
Autodesk do Brasil Ltda	Brazil
Autodesk doo Novi Sad	Serbia
Autodesk Far East Limited	Hong Kong
Autodesk Finance Holdings Limited (Ireland)	Ireland
Autodesk Finland Oy	Finland
Autodesk France S.A.S.	France
Autodesk Ges.mbH	Austria
Autodesk Global, Inc.	U.S.
Autodesk Global Holdings Limited	Ireland
Autodesk GmbH	Germany
Autodesk Hungary Kft.	Hungary
Autodesk India Private Limited	India
Autodesk India Store Private Limited	India
Autodesk International Holding Co.	U.S.
Autodesk Ireland Operations Unlimited Company	Ireland
Autodesk Israel Ltd.	Israel
Autodesk Korea Limited	South Korea

Autodesk Limited	Saudi Arabia
Autodesk Limited	United Kingdom
Autodesk Ltd. Japan	Japan
Autodesk Netherlands Holdings B.V.	Netherlands
Autodesk Norway AS	Norway
Autodesk Norway Operations AS	Norway
Autodesk Portugal, Unipessoal Lda.	Portugal
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Sp. Z o.o.	Poland
Autodesk spol. s.r.o.	Czech Republic
Autodesk Taiwan Limited	Taiwan, Republic of China
Autodesk UK Holdings Limited	United Kingdom
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Autodesk Inc Jordan PSC	Jordan
Datum360 Holdco Limited	United Kingdom
Datum360 Limited	United Kingdom
Datum360 Pty Ltd	Australia
Delcam Australia Pty Limited	Australia
Delcam Consulting and Technology Services Limited	India
Delcam Limited	United Kingdom
Delcam Software (India) Private Limited	India
Flexsim Software Products, Inc.	U.S.
Graitec GmbH	Germany
Hart Business Solutions, LLC	Virginia (U.S.)
Innovyze LLC	Delaware
Innovyze Ltd.	United Kingdom
Innovyze Pty. Ltd.	Australia
Moxion	New Zealand
Navasto GmbH	Germany
Payapps.com (UK) Ltd.	United Kingdom
Payapps Limited	British Virgin Islands
Payapps (NZ) Limited	New Zealand
Payapps Pty Ltd.	Australia
PlanGrid Australia Pty Ltd.	Australia
PlanGrid, Inc.	U.S.
ProEst, Inc.	U.S.
Solid Angle S.L.U.	Spain
Storm Australia Holdco Pty. Ltd.	Australia
Webcontractor Holdings Ltd.	United Kingdom
Webcontractor Ltd.	United Kingdom

Wild Technology, Inc.	U.S.
X2X, LLC	California
XP Software Pty. Ltd.	Australia
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